Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Brooks Automation, Inc. of our report dated November 16, 2018 relating to the financial statements of ULVAC CRYOGENICS INCORPORATED, which appears in Brooks Automation, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2018.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Aarata LLC
Tokyo, Japan
August 8, 2019